SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 12, 2002

AMERICAN TIRE DISTRIBUTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-61713 (Commission File Number)	56-0754584 (I.R.S. Employer Identification Number)

12200 Herbert Wayne Court, Suite 150 (28078), P.O. Box 1345

Huntersville, North Carolina	28070-3145

(Address of Principal Executive Offices)	(Zip Code)

(704) 992-2000
(Registrant’s Telephone Number, Including Area Code)

HEAFNER TIRE GROUP, INC.
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant.

     The Board of Directors of American Tire Distributors, Inc. (the “Company”), upon recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP (“Andersen”) as the Company’s independent auditors and engaged PricewaterhouseCoopers LLP to serve as the Company’s independent accountants for fiscal year 2002. The dismissal of Andersen and the engagement of PricewaterhouseCoopers LLP are each effective June 12, 2002.

     Andersen’s reports on the Company’s consolidated financial statements for each of the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     In connection with its audits for the Company’s two most recent fiscal years and the subsequent interim period, there have been no disagreements between the Company and Andersen on any matter of accounting principles and practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years.

     During the Company’s two most recent fiscal years and through June 12, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     As a result of its 2000 audit, Andersen reported material weaknesses in the Company’s internal control systems. The identified conditions specifically related to issues at the Company’s western retail (Winston Tire) and western distribution (CPW) divisions. Issues at these locations primarily related to the detail records supporting the general ledger, staff training needs and the need for an effective senior management “early warning” process to ensure control breakdowns are identified and remediated before they develop into significant problems. The weaknesses at the western retail division were also impacted by the effects of implementing a new computer system. The Company’s management committed to address these matters during 2001. The Company consolidated all of its accounting systems for its western distribution division into its corporate systems and the Company divested itself of its retail segment during 2001. On March 22, 2002, Andersen reported to the Company’s Audit Committee that they had performed testing procedures, the results of which indicated that all previously identified material weaknesses in internal controls had been mitigated. The report further stated that each of the material weakness conditions had been addressed to both the satisfaction of management and Andersen and no longer was considered an internal control issue.

     The Company has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company. A copy of the letter, dated June 18, 2002, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5. Other Events.

     On May 30, 2002, the Company changed its name from Heafner Tire Group, Inc. to American Tire Distributors, Inc. A copy of the amendment to the Company’s certificate of incorporation effecting the name change is filed as an exhibit to and incorporated by reference into this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

3.1	Certificate of Amendment to the Second Restated Certificate of Incorporation of Heafner Tire Group, Inc., as filed with the Secretary of State of the State of Delaware on May 30, 2002.

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: June 18, 2002

AMERICAN TIRE DISTRIBUTORS, INC.

/s/ Richard P. Johnson

Richard P. Johnson President and Chief Executive Officer

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